Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form S-3 No. 333-120189) and the related Prospectus of Cross Country Healthcare, Inc.;

(2)

Registration Statement (Form S-8 No. 333-74862) pertaining to Cross Country Healthcare, Inc.’s Amended and Restated 1999 Stock Option Plan and Cross Country Healthcare, Inc.’s Amended and Restated Equity Participation Plan; and

(3)

Registration Statement (Form S-8 No. 333-145484) pertaining to Cross Country Healthcare, Inc.’s 2007 Stock Incentive Plan

of our report dated March 12, 2009, with respect to the consolidated financial statements and schedule of Cross Country Healthcare, Inc., and our report dated March 12, 2009, with respect to the effectiveness of internal control over financial reporting of Cross Country Healthcare, Inc. in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ ERNST & YOUNG LLP
Certified Public Accountants

West Palm Beach, Florida

March 12, 2009